EXHIBIT 99.1
Steven G. Mihaylo
P.O. Box 19790
Reno, Nevada 89511
March 6, 2006
Board of Directors
Inter-Tel, Incorporated
1615 South 52nd Street
Tempe, Arizona 85281
Ladies and Gentlemen:
This is to advise you that, effective as of the date of this letter, I hereby resign from my position as a director of Inter-Tel, Incorporated and any of its subsidiaries.
Very truly yours,
Steven G. Mihaylo